EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

AllyMe Groups, Inc.,

We have audited the accompanying balance sheet of AllyMe Group, Inc., (the “Company”) as of August 31, 2018, and the related consolidated statements of income, stockholders’ equity, and cash flow from inception February 8, 2018 through August 31 2018. The Company’s management is responsible for these financial statements and schedules. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AllyMe Groups, Inc., as of August 31, 2018, and the results of its operations and its cash flow from inception February 8, 2018 through August 31 2018 in conformity with accounting principles generally accepted in the United States of America.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $21,204, negative cash flow from operating, and negative working capital as of August 31, 2018. These factors as discussed in Note 2 to the financial statements, raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KSP Group, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, CA

April 4, 2019

ALLYME GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

August 31, 2018

ASSETS

Current Assets
Cash and cash equivalents	$20,984

Total Assets	$20,984

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$3,687
Stock purchase deposit	5,034
Due to related parties	33,066

Total Liabilities	41,787

Stockholders’ Deficit
Common stock, par value $0.001, 75,000,000 shares authorized 1,000,000 shares issued and outstanding at August 31, 2018	100
Additional paid in capital	-
Accumulated deficit	(21,204)
Accumulated other comprehensive loss	301
Total Allyme Group’s deficit	(20,803)

Total Liabilities and Stockholders’ Deficit	$20,984

The accompanying notes are an integral part of this audited financial statement.

ALLYME GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the period from February 8 (Inception) to August 31, 2018

Operating expenses	21,204

Operating Loss	(21,204)

Loss before income taxes	(21,204)

Income Tax Expense	-

Net loss	$(21,204)

Less: net loss attributable to non-controlling interest	-
Net loss attributable to Allyme Group, Inc.	$(21,204)

Other comprehensive income

Foreign currency translation gain (loss)	301
Total Comprehensive Loss	$(21,204)

The accompanying notes are an integral part of this audited financial statement.

ALLYME GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from February 8 (Inception) to August 31, 2018
OPERATING ACTIVITIES
Net loss	$(21,204)
Changes in Operating Assets and Liabilities:
Accounts payable and accrued liabilities	3,711
Net cash used in operating activities	(17,493)

FINANCING ACTIVITIES
Proceeds from due from related parties	33,066
Proceeds from deposit for stock purchase	5,311
Share issuance for cash	100
Net cash provided by financing activities	38,477

Effect of exchange rate fluctuation on cash and cash equivalents	-

Net increase in cash	20,984

Cash, beginning of period	-

Cash, end of period	$20,984

The accompanying notes are an integral part of this audited financial statement.

ALLYME GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Allyme Group, Inc. Stockholders’	Total Allyme Group, Inc. Stockholders’ Deficit and Non Controlling
	Shares	Amount	Capital	Deficit	Income	Deficit	Interest

Balance February 8, 2018	-	$-	$-	$-	$-	$-	$-

Issue common stock for cash	1,000,000	100	0				100
Minority interest from acquisition	-	0	-	-	-	-	-
Net loss	-	-	-	(21,204)	-	(21,204)	(21,204)
Foreign currency translation adjustment	-	-	-	-	301	301	301

Balance August 31, 2018	1,000,000	$100	$0	$(21,204)	$301	$(20,903)	$(20,803)

The accompanying notes are an integral part of this audited financial statement.

ALLYME GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2018

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business

AllyMe Group, Inc. (the “Company”, “we” or “us” or “AllyMe” or “AllyMe Cayman”) was incorporated under the laws of the Cayman Island on February 8, 2018 (“Inception”) and has adopted a December 31 fiscal year end. The Company is a holding company and does not have any current operations.

On August 6, 2018, the Company established a wholly owned subsidiary in China, China Info Technology Inc. (“China Info”).

NOTE 2 – GOING CONCERN

The Company has incurred losses since inception (February 8, 2018) resulting in an accumulated deficit of $21,204 is as of August 31, 2018, and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the private placement of common stock. However, there can be no assurances that management’s plans will be successful.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s subsidiary China Info operates in China PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. Our financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

August 31, 2018

Period-end spot rate	US $1=RMB 6.8300

Average rate	US $1=RMB 6.4738

Cash

Cash includes cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash amounted to $20,984 as of August 31, 2018

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured

Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the prices of the services provided and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated refunds and allowances, and other adjustments are provided for in the same period the related services are rendered. The Company will defer any revenue for which the service has not been provided or is subject to refund until such time that the Company and the customer jointly determine that the services has been provided or no refund will be required.

Basis of consolidation

The unaudited consolidated financial statements include the financial statements of AllyMe Cayman and its subsidiary. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Recent accounting pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Earnings per Share

For the august-month periods ended August 31, 2018 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these periods.

NOTE 4 - DUE TO RELATED PARTIES

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of August 31, 2018, the amounts outstanding were $33,066. The advances were non-interest bearing, due upon demand and unsecured.

August 31, 2018
Zilin Wang (1)	$31,073
AllyMe Holding Inc. (2)	1,993
Total due to related parties	$33,066

(1)	Zilin Wang is the CEO and shareholder of the Company
(2)	Zilin Wang is the prior CEO and prior shareholder of AllyMe Holding Inc.

NOTE 5 – OTHET PAYABLE

Other payable amounted to $5,034 as of August 31, 2018.

NOTE 6 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 75,000,000 shares of common stock and 10,000,000 shares of preferred stock. There is no preferred stock issued and outstanding as of August 31, 2018. There are 100 shares of common stock outstanding as of August 31, 2018.

NOTE 7– SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to August 31, 2018 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following:

AllyMe Group Inc. (“AllyMe US”) was incorporated under the laws of the State of Nevada on August 13, 2014 (“Inception”). On September 13, 2018, AllyMe US purchased 1,040,000 shares of common stock of AllyMe Cayman for a total consideration of $1,040. These shares comprise approximately 51% of the then issued and outstanding shares of common stock of AllyMe Cayman.

The Combination of AllyMe US and AllyMe are considered business acquisition and the method used to present the transaction is acquisition method. Acquisition method is a method of accounting for a merger of two businesses. The tangible assets and liabilities and operations of the acquired business were combined at their market value of the acquisition date, which is the date when the acquirer gains control over the acquired company.

The following table summarizes the consideration paid for AllyMe Cayman and the fair value amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Purchase price	$1,040

Cash	$10,702
Total assets:	$10,702
Less: liabilities assumed	(21,312)
Net assets acquired	(10,610)
Purchase price in excess of net assets acquired	$11,649

Zilin Wang is CEO and shareholder of both AllyMe US and AllyMe Cayman So the combination is deemed as between related parties. The purchase price in excess of the assets acquired is booked as additional paid in capital.

On December 18, 2018, FINRA approved the change of AllyMe US’s name from Wewin Group Corp to AllyMe Group, Inc. FINRA announced this change on its daily list on December 19, 2018 and the name change took effect at the open of business on December 20, 2018. AllyMe US’s trading symbol remains “WWIN.”